Exhibit 1

INTERNATIONAL BUSINESS MACHINES CORPORATION

$20,000,000,000

Debt Securities

$1,500,000,000 Floating Rate Notes due 2021
$1,500,000,000  2.800% Notes due 2021
$2,750,000,000  2.850% Notes due 2022
$3,000,000,000  3.000% Notes due 2024
$3,000,000,000  3.300% Notes due 2026
$3,250,000,000  3.500% Notes due 2029
$2,000,000,000  4.150% Notes due 2039
$3,000,000,000  4.250% Notes due 2049

UNDERWRITING AGREEMENT

New York, New York

Dated as of May 8, 2019

To the Representatives named in Schedule I hereto
   of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

International Business Machines Corporation, a New York corporation (the “Company”), proposes to sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its Securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture dated as of October 1, 1993 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of December 15, 1995. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives”, as used herein shall each be deemed to refer to such firm or firms.

1.            Representations and Warranties.  The Company represents and warrants to, and agrees with each Underwriter that:

(a)            The Company meets the requirements for use of Form S‑3 under the Securities Act of 1933 (the “Act”) and has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement as defined in Rule 405 (the file number of which is set forth in Schedule I hereto), including a related basic prospectus, on such Form for the registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission as part of an amendment to the Registration Statement or pursuant to Rule 424(b) one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall include all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S‑K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

The terms which follow, when used in this Agreement, shall have the meanings indicated. The term the “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Basic Prospectus” shall mean the basic prospectus relating to the Registration Statement to be used in connection with offering the Securities. “Final Prospectus” shall mean the prospectus supplement relating to the Securities and containing the final terms of the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus. “Registration Statement” shall mean the registration statement referred to in the preceding paragraph, including incorporated documents, exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, in the form in which it or they has or have or shall become effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement or statements as so amended. “Rule 433”, “Rule 415”, “Rule 424”, “Rule 430B” and “Regulation S‑K” refer to such rules under the Act. “Disclosure Package” shall mean (i) the Basic Prospectus, as amended and supplemented (including any preliminary prospectus supplement issued before the Execution Time relating to the Securities) to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.  “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.  “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus. Any reference herein to the Registration Statement, a Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S‑3 which were filed under the Securities Exchange Act of 1934 (the “Exchange Act”) on or before the effective date of the Registration Statement or the date of such Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement, or the

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date of any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)       On the Effective Date and at the Execution Time, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T‑1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus (or any supplement thereto).

(c)       At the Execution Time, the Disclosure Package, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(d)       At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities, the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)       Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 4(A)(g) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. At the Execution Time, each Issuer Free Writing Prospectus, when taken together with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentences do not

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apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(f)            (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

2.            Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the respective principal amounts of the Securities set forth opposite each respective Underwriter’s name in Schedule II hereto, except that, if Schedule I hereto provides for the sale of Securities pursuant to delayed delivery arrangements, the respective principal amounts of Securities to be purchased by the Underwriters shall be as set forth in Schedule II hereto, less the respective amounts of Contract Securities determined as provided below. Securities to be purchased by the Underwriters are herein sometimes called the “Underwriters’ Securities” and Securities to be purchased pursuant to Delayed Delivery Contracts as hereinafter provided are herein called “Contract Securities”.

If so provided in Schedule I hereto, the Underwriters are authorized to solicit offers to purchase Securities from the Company pursuant to delayed delivery contracts (“Delayed Delivery Contracts”), substantially in the form of Schedule IV hereto but with such changes therein as the Company may authorize or approve. The Underwriters will endeavor to make such arrangements and, as compensation therefor, the Company will pay to the Representatives, for the account of underwriters, on the Closing Date, the percentage set forth in Schedule I hereto of the principal amount of the Securities for which Delayed Delivery Contracts are made. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The Company will make Delayed Delivery Contracts in all cases where sales of Contract Securities arranged by the Underwriters have been approved by the Company but, except as the Company may otherwise agree, each such Delayed Delivery Contract must be for not less than the minimum principal amount set forth in Schedule I hereto and the aggregate principal amount of Contract Securities may not exceed the maximum aggregate principal amount set forth in Schedule I hereto. The Underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts. The principal amount of Securities to be purchased by each Underwriter as set forth in Schedule II hereto shall be reduced by an amount which shall bear the same proportion to the total principal amount of Contract

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Securities as the principal amount of Securities set forth opposite the name of such Underwriter bears to the aggregate principal amount set forth in Schedule II hereto, except to the extent that you determine that such reduction shall be otherwise than in such proportion and so advise the Company in writing; provided, however, that the total principal amount of Securities to be purchased by all Underwriters shall be the aggregate principal amount set forth in Schedule II hereto, less the aggregate principal amount of Contract Securities.

3.            Delivery and Payment.  Delivery of and payment for the Underwriters’ Securities shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being called the “Closing Date”). Delivery of the Underwriters’ Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks payable, or wire transfers, in immediately available funds.  The Securities shall be delivered in definitive global form through the facilities of The Depository Trust Company.

4.            Agreements.

(A)	The Company agrees with the several Underwriters that:

(a)            The Company will file the Final Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when any amendment to the Registration Statement relating to the Securities shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will not file any amendment of the Registration Statement or supplement to the Final Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.

(b)            If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will give the Representatives immediate notice of the occurrence of such event and

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promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(c)            The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12‑month period beginning at the end of the current fiscal quarter of the Company, an earning statement (which need not be audited) of the Company and its subsidiaries, covering a period of at least 12 months beginning after the end of the current fiscal quarter of the Company, which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

(d)     The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of any Preliminary Final Prospectus and the Final Prospectus and each Issuer Free Writing Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

(e)       The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors.

(f)       Until the earlier of the day on which the distribution of the Securities is completed or the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer or sell, or announce the offering of, any United States dollar denominated debt securities covered by the Registration Statement or any other registration statement filed under the Act.

(g)     To prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(h)     If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.

(i)       The Company agrees that, unless it obtains the prior written consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the final term sheet prepared and filed pursuant to Section 4(A)(g) hereto; provided that the prior written consent of the parties hereto

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shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(B)	The several Underwriters agree with the Company that:

(a)      The Representatives will pay the expenses of printing and distributing all documents relating to the offering.

(b)      The Representatives will pay the reasonable fees and disbursements of outside counsel for the Company and the Underwriters relating to the offering.

(c)     The Representatives will pay any fees of Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services LLC, a part of McGraw-Hill Financial relating to the rating of the Securities.

(d)       The Representatives will pay the fees and disbursements of PricewaterhouseCoopers LLP relating to the preparation of the letter required by Section 5(e) of this Agreement.

(e)      The Representatives will pay the reasonable fees and expenses of The Bank of New York Mellon, as Trustee.

(f)       The Representatives will pay any and all fees associated with listing the Securities on any United States or foreign securities exchange.

(g)      The Representatives will pay any and all travel expenses incurred by the Company in connection with the offering of the Securities.

(h)      The Representatives will pay any and all other miscellaneous expenses and/or taxes associated with the offering.

(i)       Each Underwriter agrees to furnish the Company with a copy of each proposed Free Writing Prospectus to be prepared by or on behalf of such Underwriter before its first use and not to use any Free Writing Prospectus, to which the Company reasonably objects, provided, however, that without consent of the Company each Underwriter may use the final term sheet prepared and filed pursuant to Section 4(A)(g) hereto and one or more preliminary term sheets relating to the Securities containing customary information.

5.            Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwriters’ Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference

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therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)     The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(A)(g) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)      The Company shall have furnished to the Representatives:

(i)             the opinion of the General Counsel, an Assistant General Counsel, an Associate General Counsel or other senior counsel of the Company, dated the Closing Date, to the effect that:

(A)          the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, with full corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction within the United States which requires such qualifications wherein it owns or leases material properties or conducts material business;

(B)           the Securities conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus;

(C)         the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding obligation enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, in the case of the Underwriters’ Securities, or by the purchasers thereof pursuant to Delayed Delivery Contracts, in the case of any Contract Securities, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws affecting creditors’ rights generally from time to time in effect);

(D)          to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the

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Registration Statement which is not adequately disclosed in the Disclosure Package and the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required;

(E)          the Registration Statement and any amendments thereto have become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, or any notice that would prevent its use, has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

(F)            this Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company;

(G)          no authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal or New York governmental authority or regulatory body is required for the consummation of the transactions contemplated herein or in any Delayed Delivery Contracts, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities and such other approvals (specified in such opinion) as have been obtained;

(H)        such counsel has no reason to believe that (1) the Registration Statement and the Final Prospectus (except the financial statements and the notes thereto and other information of an accounting or financial nature included therein, and the Statement of Eligibility (Form T‑1) included as an exhibit to the Registration Statement, as to which such counsel need express no view) were not appropriately responsive in all material respects to requirements of the Act and the applicable rules and regulations of the Commission thereunder or (2) the Registration Statement or any amendment thereof at the time it became effective or at the Execution Time contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as amended or supplemented, either as of its date or the Closing Date contains or contained any untrue statement of a material fact or omits or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case except for the financial statements and the notes thereto and other information of an accounting or financial nature included therein, as to which such counsel need express no view);

(I)           none of the issue and sale of the Securities, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof or of any Delayed Delivery Contracts will conflict with, result in a breach of, or constitute a default under, the charter or by‑laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any decree or regulation known to such counsel to be applicable to the Company or

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any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

(J)           such counsel has no reason to believe that the Disclosure Package, at the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

The statements described in one or more of paragraphs (B), (C), (E), (F), (G), (H) and (J) of this subsection 5(b)(i) may be omitted from the opinion of such counsel; provided, however, that in such event the Company shall also have furnished to the Representatives the corresponding opinion or letter of Cravath, Swaine & Moore LLP, counsel for the Company, described in subsection 5(b)(ii) or 5(b)(iii) immediately following.

(ii)           in the event that the statements described in one or more of paragraphs (B), (C), (E), (F) or (G) of foregoing subsection 5(b)(i) is omitted from the opinion delivered pursuant to such subsection, the opinion of Cravath, Swaine & Moore LLP, counsel for the Company, dated the Closing Date, to the effect of the statements so omitted.

In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the general corporation law of the State of Delaware or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(iii)            in the event that the statements in paragraph (H) or (J) of subsection 5(b)(i) are omitted from the opinion provided pursuant to such subsection, a letter of Cravath, Swaine & Moore LLP dated the Closing Date to the effect that, having participated in conferences with certain officers of, and with the accountants for, the Company and having made certain inquiries and investigations in connection with the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus, such counsel has no reason to believe that (i) the Registration Statement and the Final Prospectus (except the financial statements and the notes thereto and other information of an accounting or financial nature included therein, and the Statement of Eligibility (Form T‑1) included as an exhibit to the Registration Statement, as to which such counsel need express no view) were not appropriately responsive in all material respects with requirements of the Act and the applicable rules and regulations of the Commission thereunder or (ii) the Registration Statement at the Effective Date or the Execution Time contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Disclosure Package at the Execution Time contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which

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they were made, not misleading, or the Final Prospectus, either as of its date or on the Closing Date, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case except for the financial statements and the notes thereto and other information of an accounting or financial nature included therein, as to which such counsel need express no view).

(c)            The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, any Delayed Delivery Contracts, the Registration Statement, the Final Prospectus, Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)            The Company shall have furnished to the Representatives a certificate of the Company, signed by the principal financial or accounting officer (or Vice President and Treasurer) of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement, as amended, or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)       since the date of the most recent financial statements included in the Disclosure Package or the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(e)            On each of the date hereof and the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters (which may refer to a letter previously delivered to one or more of the Representatives), dated the date hereof and the Closing Date respectively, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, that the response, if any, to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

(i)            in their opinion the audited financial statements and schedules thereto included or incorporated in the Registration Statement, the Disclosure Package and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting

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requirements of the Exchange Act and the published rules and regulations thereunder with respect to financial statements and financial statement schedules included or incorporated in annual reports on Form 10‑K under the Exchange Act;

(ii)     on the basis of a reading of the unaudited financial statements included or incorporated in the Registration Statement, the Disclosure Package and the Final Prospectus and of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committees of the Company and the subsidiaries since the date of the latest audited balance sheet, through a specified date not more than five business days prior to the date of the letter; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent financial statements incorporated in the Registration Statement and the Final Prospectus, nothing came to their attention which caused them to believe that:

(1)            any unaudited financial statements included or incorporated in the Registration Statement, the Disclosure Package and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10‑Q under the Exchange Act; and said unaudited financial statements are not stated on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Final Prospectus; or

(2)          with respect to the period subsequent to the date of the most recent financial statements incorporated in the Registration Statement, the Disclosure Package and the Final Prospectus, there were, at a specified date not more than five business days prior to the date of the letter, any increases in long-term debt of the Company and its subsidiaries or decreases in the capital stock of the Company or decreases in the stockholders’ equity of the Company and its subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement, the Disclosure Package and the Final Prospectus, except in all instances for increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(iii)         they have performed certain other procedures as a result of which they determined that the information described in a schedule to be delivered on behalf of the Underwriters of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general ledger of the Company) set forth in the Registration Statement, as amended, the Disclosure Package, the Final Prospectus, as amended or supplemented, and in Exhibit 12 to the Registration Statement (including selected accounting, financial or statistical information included or incorporated in the Company’s Annual Report on Form 10‑K incorporated in the Final Prospectus or any of the Company’s Quarterly Reports on Form 10‑Q incorporated therein), agrees with the general ledger of the Company and its subsidiaries, excluding any questions of legal interpretation.

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References to the Final Prospectus in this paragraph (e) include any supplements thereto at the date of the letter.

(f)       Subsequent to the respective dates of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus.

(g)      Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(h)       The Company shall have accepted Delayed Delivery Contracts in any case where sales of Contract Securities arranged by the Underwriters have been approved by the Company.

(i)       Subsequent to the Execution Time, there shall not have been any decrease in the ratings of any of the Securities by Moody’s Investor’s Service, Inc. (“Moody’s”) or Standard & Poor’s Financial Services LLC, a part of McGraw-Hill Financial (“S&P”) and neither Moody’s nor S&P shall have publicly announced that it has placed any of the Securities on a credit watch with negative implications.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

6.        Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

7.         Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such

13

losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)            Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page of the Final Prospectus and under the heading “Underwriting” or “Plan of Distribution” and, if Schedule I hereto provides for sales of Securities pursuant to delayed delivery arrangements, in the last sentence under the heading “Delayed Delivery Arrangements” in any Preliminary Final Prospectus and the Final Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, and you, as the Representatives, confirm that such statements are correct.

(c)            Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such

14

indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by the Representatives in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(d)            In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Securities set forth on Schedule I hereto and the Company is responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (y) and (z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

8.            Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their

15

obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement, the Disclosure Package and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

9.            Recognition of the U.S. Special Resolution Regimes.  (a)  In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)         In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            For purposes of this Section 9:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)   a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)  a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

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“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

10.            Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Securities.

11.            Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancelation of this Agreement.

12.            Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it, at Armonk, New York 10504; attention of the Treasurer.

13.        Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

14.             Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

15.         Arms-Length Transaction.  The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory of fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv)

17

the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

[signatures follow]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

INTERNATIONAL BUSINESS MACHINES CORPORATION

By:	/s/ Simon J. Beaumont
	Name:	Simon J. Beaumont
	Title:	Vice President and Treasurer

The foregoing Agreement is hereby
confirmed and accepted on the
date specified in Schedule I hereto.

For themselves and the other several
Underwriters, if any, named in
Schedule II to the foregoing Agreement.

J.P. MORGAN SECURITIES LLC
GOLDMAN SACHS & CO. LLC
BNP PARIBAS SECURITIES CORP.
CITIGROUP GLOBAL MARKETS INC.
MUFG SECURITIES AMERICAS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                              INCORPORATED
MIZUHO SECURITIES USA LLC

By:	J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

By:	Goldman Sachs & Co. LLC

By:	/s/ Adam Greene
Name: Adam Greene
Title: Managing Director

By:	BNP Paribas Securities Corp.

By:	/s/ B. Campbell Andersen
Name: B. Campbell Andersen
Title: Managing Director

By:	Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

By:	MUFG Securities Americas Inc.

By:	/s/ Richard Testa
Name: Richard Testa
Title: Managing Director

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Laurie Campbell
	Name:	Laurie Campbell
	Title:	Managing Director

By:	Mizuho Securities USA LLC

By:	/s/ Jim Shepard
	Name:	Jim Shepard
	Title:	Managing Director
Head of Debt Capital Markets

SCHEDULE I

Underwriting Agreement dated May 8, 2019

Registration No. 333-230099

Representatives:

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
Fax: (212) 834-6081
Attention: Investment Grade Syndicate Desk

Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198
Attention: Registration Department

BNP Paribas Securities Corp.
787 Seventh Avenue
New York, NY 10019
Email: new.york.syndicate@bnpparibas.com
Attention: Syndicate Desk

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Fax: (646) 291-1469
Attention: General Counsel

MUFG Securities Americas Inc.
1221 Avenue of Americas, 6th Floor
New York, NY 10020
Fax: (646) 434-3455
Attention: Capital Markets Group

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
50 Rockefeller Plaza
NY1-050-12-02
New York, NY 10020
Fax: (212) 901-7881
Attention: High Grade Debt Capital Markets Transaction Management/Legal

Mizuho Securities USA LLC
320 Park Avenue – 12th Floor
New York, NY 10022
Fax: (212) 205-7812

Toll free telephone number: (866) 271-7403
Attention: Debt Capital Markets

Title, Purchase Price and Description of Securities:

Title:	Floating Rate Notes due 2021 (the “Floating Rate Notes”)
2.800% Notes due 2021 (the “2021 Notes”)
2.850% Notes due 2022 (the “2022 Notes”)
3.000% Notes due 2024 (the “2024 Notes”)
3.300% Notes due 2026 (the “2026 Notes”)
3.500% Notes due 2029 (the “2029 Notes”)
4.150% Notes due 2039 (the “2039 Notes”)
4.250% Notes due 2049 (the “2049 Notes”)

Principal amount:	Floating Rate Notes: $1,500,000,000
2021 Notes: $1,500,000,000
2022 Notes: $2,750,000,000
2024 Notes: $3,000,000,000
2026 Notes: $3,000,000,000
2029 Notes: $3,250,000,000
2039 Notes: $2,000,000,000
2049 Notes: $3,000,000,000

Purchase price:	Floating Rate Notes: 99.900% of the principal amount of the Securities plus accrued interest from and including May 15, 2019

2021 Notes: 99.894% of the principal amount of the Securities plus accrued interest from and including May 15, 2019

2022 Notes: 99.796% of the principal amount of the Securities plus accrued interest from and including May 15, 2019

2024 Notes: 99.368% of the principal amount of the Securities plus accrued interest from and including May 15, 2019

2026 Notes: 99.514% of the principal amount of the Securities plus accrued interest from and including May 15, 2019

2029 Notes: 99.349% of the principal amount of the Securities plus accrued interest from and including May 15, 2019

2039 Notes: 98.929% of the principal amount of the Securities plus accrued interest from and including May 15, 2019

2049 Notes: 97.831% of the principal amount of the Securities plus accrued interest from and including May 15, 2019

Offering price:	Floating Rate Notes: 100.000% of the principal amount of the Securities plus accrued interest from and including May 15, 2019

2021 Notes: 99.994% of the principal amount of the Securities plus accrued interest from and including May 15, 2019

2022 Notes: 99.946% of the principal amount of the Securities plus accrued interest from and including May 15, 2019

2024 Notes: 99.618% of the principal amount of the Securities plus accrued interest from and including May 15, 2019

2026 Notes: 99.814% of the principal amount of the Securities plus accrued interest from and including May 15, 2019

2029 Notes: 99.749% of the principal amount of the Securities plus accrued interest from and including May 15, 2019

2039 Notes: 99.529% of the principal amount of the Securities plus accrued interest from and including May 15, 2019

2049 Notes: 98.581% of the principal amount of the Securities plus accrued interest from and including May 15, 2019

Interest:	Floating Rate Notes Payable on February 13, May 13, August 13 and November 13 of each year, commencing on August 13, 2019

2021 Notes Payable on May 13 and November 13 of each year, commencing on November 13, 2019

2022 Notes Payable on May 13 and November 13 of each year, commencing on November 13, 2019

2024 Notes Payable on May 15 and November 15 of each year, commencing on November 15, 2019

2026 Notes Payable on May 15 and November 15 of each year, commencing on November 15, 2019

2029 Notes Payable on May 15 and November 15 of each year, commencing on November 15, 2019

2039 Notes Payable on May 15 and November 15 of each year, commencing on November 15, 2019

2049 Notes Payable on May 15 and November 15 of each year, commencing on November 15, 2019

Sinking fund provisions:  None.

Redemption provisions:  The 2021 Notes, 2022 Notes, 2024 Notes, 2026 Notes, 2029 Notes, 2039 Notes and 2049 Notes are redeemable in whole or in part at the option of IBM, as set forth in the prospectus supplement dated the date of this Agreement. The Floating Rate Notes may not be redeemed prior to maturity. IBM is required to redeem all of the outstanding 2021 Notes, 2022 Notes and 2026 Notes under the circumstances and at the redemption price as set forth in “Description of Notes—Special Mandatory Redemption” in the prospectus supplement.

Closing Date, Time and Location: May 15, 2019, 10:00 A.M., at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York.

Delayed Delivery Arrangements:  None.

Items specified pursuant to Section 5(e)(iii) to be covered by the letter from PricewaterhouseCoopers LLP delivered pursuant to Section 5(e):  None.

Other Terms:

1.            Section 4(B)(a) - (h) are deleted.

2.        Each of the Underwriters agrees that it will not offer, sell, or deliver any of the Securities, directly or indirectly, or distribute the prospectus supplement or prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of the Underwriters’ knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on the Company.

The Underwriters also agree to abide by the following offering restrictions:

Prohibition of Sales to European Economic Area (“EEA”) Retail Investors

Each Underwriter represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the EEA.  For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2016/97/EU (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC (as amended or superseded, the “Prospectus Directive”); and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

Each Underwriter represents and agrees that it and each of its affiliates:

(a)            has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ( the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)            has complied with, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

Switzerland

The Securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. The prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither the prospectus supplement nor any other offering or marketing material relating to the Securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither the prospectus supplement nor any other offering or marketing material relating to the offering, the Company, or the Securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, the prospectus supplement will not be filed with, and the offer of Securities will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Securities.

Hong Kong

The prospectus supplement has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The Securities will not be offered or sold in Hong Kong other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

The prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Securities under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

United Arab Emirates

The Securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre (“DIFC”)) other than in compliance with the laws of the United Arab Emirates (and the DIFC) governing the issue, offering and sale of securities. Further, the prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the DIFC) and is not intended to be a public offer. The prospectus supplement and accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Taiwan

The Securities have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration or filing with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Securities in Taiwan.

3.            The last sentence of Section 7(b) shall be deleted and replaced by the following text:

The Company acknowledges that the statements set forth in the last paragraph of the cover page of the Preliminary Final Prospectus and the Final Prospectus, the sentence “The underwriters have informed IBM that they intend to make a market in the Notes but are under no obligation to do so and such market making may be terminated at any time without notice.” and the statements contained in the fourth paragraph, the second sentence of the sixth paragraph, seventh through ninth paragraphs and the first, sixth, seventh, eighth and ninth sentences of the tenth paragraph under the caption “Underwriting” in the Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Basic Prospectus, any Preliminary Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or the Final Prospectus, and you, as the Representatives, confirm that such statements are correct.

4.            The following shall be an additional condition added to Section 5:

The Company shall have furnished to the Representatives the opinion of Cravath, Swaine & Moore LLP, counsel to the Company, dated the Closing Date to the effect that the statements under the caption “United States Taxation” in the Disclosure Package and the Final Prospectus constitute a fair presentation of the material U.S. federal income tax consequences to holders of Securities.

5.      For purposes of Section 8, the Floating Rate Notes, the 2021 Notes, the 2022 Notes, the 2024 Notes, the 2026 Notes, the 2029 Notes, the 2039 Notes and the 2049 Notes shall be treated as eight separate series of Securities, and Section 8 shall apply to each series as if this Underwriting Agreement applied solely to such series.

6.      Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) may, without further notice, assign all of its rights, titles, obligations and interests under the Underwriting Agreement to BofA Securities, Inc. or any other wholly-owned broker-dealer subsidiary of Bank of America Corporation to which all or substantially all of the investment banking, capital markets or related businesses of MLPF&S may be transferred.

7.      The Company acknowledges, accepts, and agrees that liabilities arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts, and agrees to be bound by:

(i)                    the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

i.      the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

ii.    the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters  or another person (and the issue to or conferral on the Company  of such shares, securities or obligations);

iii.  the cancellation of the BRRD Liability;

iv.  the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(ii)                   the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(iii)                  As used in this Section 6, “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; “Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation; “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; “BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation; and “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Underwriter.

(iv)           The Company acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company relating to the subject matter of this Agreement.

SCHEDULE II

$20,000,000,000
International Business Machines Corporation
$1,500,000,000 Floating Rate Notes due 2021
$1,500,000,000   2.800% Notes due 2021
$2,750,000,000   2.850% Notes due 2022
$3,000,000,000   3.000% Notes due 2024
$3,000,000,000   3.300% Notes due 2026
$3,250,000,000   3.500% Notes due 2029
$2,000,000,000   4.150% Notes due 2039
$3,000,000,000   4.250% Notes due 2049

Underwriters	Principal Amount of Floating Rate Notes to be Purchased	Principal Amount of 2021 Notes to be Purchased	Principal Amount of 2022 Notes to be Purchased	Principal Amount of 2024 Notes to be Purchased	Principal Amount of 2026 Notes to be Purchased	Principal Amount of 2029 Notes to be Purchased	Principal Amount of 2039 Notes to be Purchased	Principal Amount of 2049 Notes to be Purchased

J.P. Morgan Securities LLC	$108,643,000	$108,643,000	$199,179,000	$217,286,000	$217,286,000	$235,393,000	$144,857,000	$217,286,000
Goldman Sachs & Co. LLC	108,643,000	108,643,000	199,179,000	217,286,000	217,286,000	235,393,000	144,857,000	217,286,000
BNP Paribas Securities Corp.	108,643,000	108,643,000	199,179,000	217,286,000	217,286,000	235,393,000	144,857,000	217,286,000
Citigroup Global Markets Inc.	108,643,000	108,643,000	199,179,000	217,286,000	217,286,000	235,393,000	144,857,000	217,286,000
MUFG Securities Americas Inc.	108,643,000	108,643,000	199,179,000	217,286,000	217,286,000	235,393,000	144,857,000	217,286,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	108,643,000	108,643,000	199,179,000	217,286,000	217,286,000	235,393,000	144,857,000	217,286,000
Mizuho Securities USA LLC	108,643,000	108,643,000	199,179,000	217,286,000	217,286,000	235,393,000	144,857,000	217,286,000
Barclays Capital Inc.	65,068,000	65,068,000	119,292,000	130,137,000	130,137,000	140,981,000	86,758,000	130,137,000
HSBC Securities (USA) Inc.	65,068,000	65,068,000	119,292,000	130,137,000	130,137,000	140,981,000	86,758,000	130,137,000
RBC Capital Markets, LLC	65,068,000	65,068,000	119,292,000	130,137,000	130,137,000	140,981,000	86,758,000	130,137,000
Santander Investment Securities Inc.	65,068,000	65,068,000	119,292,000	130,137,000	130,137,000	140,981,000	86,758,000	130,137,000
SMBC Nikko Securities America, Inc.	65,068,000	65,068,000	119,292,000	130,137,000	130,137,000	140,981,000	86,758,000	130,137,000
Wells Fargo Securities, LLC	65,068,000	65,068,000	119,292,000	130,137,000	130,137,000	140,981,000	86,758,000	130,137,000
Commerz Markets LLC	46,910,000	46,910,000	86,001,000	93,819,000	93,819,000	101,638,000	62,546,000	93,819,000
Deutsche Bank Securities Inc.	46,910,000	46,910,000	86,001,000	93,819,000	93,819,000	101,638,000	62,546,000	93,819,000
TD Securities (USA) LLC	46,910,000	46,910,000	86,001,000	93,819,000	93,819,000	101,638,000	62,546,000	93,819,000
UniCredit Capital Markets LLC	46,910,000	46,910,000	86,001,000	93,819,000	93,819,000	101,638,000	62,546,000	93,819,000
Credit Suisse Securities (USA) LLC	27,238,000	27,238,000	49,936,000	54,475,000	54,475,000	59,016,000	36,317,000	54,475,000
ING Financial Markets LLC	27,238,000	27,238,000	49,936,000	54,475,000	54,475,000	59,015,000	36,317,000	54,475,000
SG Americas Securities, LLC	27,238,000	27,238,000	49,936,000	54,475,000	54,475,000	59,015,000	36,317,000	54,475,000

II-1

Underwriters	Principal Amount of Floating Rate Notes to be Purchased	Principal Amount of 2021 Notes to be Purchased	Principal Amount of 2022 Notes to be Purchased	Principal Amount of 2024 Notes to be Purchased	Principal Amount of 2026 Notes to be Purchased	Principal Amount of 2029 Notes to be Purchased	Principal Amount of 2039 Notes to be Purchased	Principal Amount of 2049 Notes to be Purchased

U.S. Bancorp Investments, Inc.	27,238,000	27,238,000	49,936,000	54,475,000	54,475,000	59,015,000	36,317,000	54,475,000
Loop Capital Markets LLC	5,820,000	5,820,000	10,670,000	11,640,000	11,640,000	12,610,000	7,760,000	11,640,000
Banco Bradesco BBI S.A.	4,250,000	4,250,000	7,791,000	8,500,000	8,500,000	9,208,000	5,667,000	8,500,000
Lloyds Securities Inc.	4,250,000	4,250,000	7,791,000	8,500,000	8,500,000	9,208,000	5,667,000	8,500,000
Scotia Capital (USA) Inc.	4,250,000	4,250,000	7,791,000	8,500,000	8,500,000	9,208,000	5,667,000	8,500,000
ANZ Securities, Inc.	2,910,000	2,910,000	5,335,000	5,820,000	5,820,000	6,305,000	3,880,000	5,820,000
BBVA Securities Inc.	2,910,000	2,910,000	5,335,000	5,820,000	5,820,000	6,305,000	3,880,000	5,820,000
CIBC World Markets Corp.	2,910,000	2,910,000	5,335,000	5,820,000	5,820,000	6,305,000	3,880,000	5,820,000
Danske Markets Inc.	2,910,000	2,910,000	5,335,000	5,820,000	5,820,000	6,305,000	3,880,000	5,820,000
PNC Capital Markets LLC	2,910,000	2,910,000	5,335,000	5,820,000	5,820,000	6,305,000	3,880,000	5,820,000
RB International Markets (USA) LLC	2,910,000	2,910,000	5,335,000	5,820,000	5,820,000	6,305,000	3,880,000	5,820,000
Standard Chartered Bank	2,910,000	2,910,000	5,335,000	5,820,000	5,820,000	6,305,000	3,880,000	5,820,000
The Williams Capital Group, L.P.	2,910,000	2,910,000	5,335,000	5,820,000	5,820,000	6,305,000	3,880,000	5,820,000
Academy Securities, Inc.	2,663,000	2,662,000	4,881,000	5,325,000	5,325,000	5,769,000	3,550,000	5,325,000
Drexel Hamilton, LLC	2,662,000	2,663,000	4,881,000	5,325,000	5,325,000	5,769,000	3,550,000	5,325,000
Samuel A. Ramirez & Company, Inc.	2,662,000	2,662,000	4,881,000	5,325,000	5,325,000	5,769,000	3,550,000	5,325,000
Siebert Cisneros Shank & Co., L.L.C.	2,662,000	2,662,000	4,881,000	5,325,000	5,325,000	5,769,000	3,550,000	5,325,000
Total	$1,500,000,000	$1,500,000,000	$2,750,000,000	$3,000,000,000	$3,000,000,000	$3,250,000,000	$2,000,000,000	$3,000,000,000

II-2

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Pricing Term Sheet dated May 8, 2019, as filed pursuant to Rule 433.

III-1

SCHEDULE IV

Delayed Delivery Contract

[Insert names and addresses
 of lead Representatives]

, 20

Dear Sir/Madam:

The undersigned hereby agrees to purchase from International Business Machines Corporation (the “Company”), and the Company agrees to sell to the undersigned, on             , 20_ , (the “Delivery Date”),                   $                     principal amount of the Company’s                     (the “Securities”) offered by the Company’s Final Prospectus dated              , 20_ , receipt of a copy of which is hereby acknowledged, at a purchase price of       % of the principal amount thereof, plus accrued       , if any, thereon from             , 20_  ,  to the date of payment and delivery, and on the further terms and conditions set forth in this contract.

Payment for the Securities to be purchased by the undersigned shall be made on or before 11:00 A.M. on the Delivery Date to or upon the order of the Company in New York Clearing House (next day) funds, at your office or at such other place as shall be agreed between the Company and the undersigned upon delivery to the undersigned of the Securities in definitive, fully registered form and in such authorized denominations and registered in such names as the undersigned may request by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date. If no request is received, the Securities will be registered in the name of the undersigned and issued in a denomination equal to the aggregate principal amount of Securities to be purchased by the undersigned on the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date, and the obligation of the Company to sell and deliver Securities on the Delivery Date, shall be subject to the conditions (and neither party shall incur any liability by reason of the failure thereof) that (1) the purchase of Securities to be made by the undersigned, which purchase the undersigned represents is not prohibited on the date hereof, shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject, and (2) the Company, on or before the Delivery Date, shall have sold to certain underwriters (the “Underwriters”) such principal amount of the Securities as is to be sold to them pursuant to the Underwriting Agreement referred to in the Final Prospectus mentioned above. Promptly after completion of such sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith. The obligation of the undersigned to take delivery of and make payment for the Securities, and the obligation of the Company to cause the Securities to be sold and delivered, shall not be affected by the failure of any purchaser to take delivery of and make payment for the Securities pursuant to other contracts similar to this contract.

This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

IV-1

It is understood that acceptance of this contract and other similar contracts is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first come, first served basis. If this contract is acceptable to the Company, it is required that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned, as of the date first above written, when such counterpart is so mailed or delivered.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name of Purchaser)

By
(Signature and Title)
(Address)

Accepted:

INTERNATIONAL BUSINESS MACHINES
  CORPORATION

By

IV-2